Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-159966 and 333-186861) and S-8 (No. 333-96995, 33-60095, 333-169030 and 333-176364) of Hecla Mining Company of our report dated March 13, 2013 relating to the financial statements as at December 31, 2012 and 2011 and for each of the years then ended of Aurizon Mines Ltd, which appears in the Current Report on Form 8-K/A of Hecla Mining Company dated July 24, 2013.

We also consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-159966 and 333-186861) and S-8 (No. 333-96995, 33-60095, 333-169030 and 333-176364) of Hecla Mining Company of our report dated March 16, 2012 relating to the financial statements as at December 31, 2011, December 31, 2010 and January 1, 2010 and for each of the years ended December 31, 2011 and 2010 of Aurizon Mines Ltd, which appear in the Current Report on Form 8-K/A of Hecla Mining Company dated July 24, 2013.

(signed) PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia

July 24, 2013